Exhibit 99.1

Press Release

For Release, 09:10AM ET August 11, 2022

Neonode Reports Quarter Ended June 30, 2022 Financial Results

STOCKHOLM, SWEDEN, August 11, 2022 — Neonode Inc. (NASDAQ: NEON), today reported financial results for the three and six months ended June 30, 2022.

FINANCIAL SUMMARY FOR THE THREE MONTHS ENDED JUNE 30, 2022:

•	Revenue of $1.3 million, a decrease of 26.3% compared to the same period in the prior year.

•	Operating expenses of $2.8 million, a decrease of 13.7% compared to the same period in the prior year.

•	Net loss of $1.5 million, or $0.11 per share, compared to $1.7 million, or $0.14 per share, for the same period in the prior year.

•	Cash used by operations of $2.9 million compared to $1.4 million for the same period in the prior year.

•	Cash and accounts receivable of $13.5 million as of June 30, 2022, compared to $18.7 million as of December 31, 2021.

FINANCIAL SUMMARY FOR THE SIX MONTHS ENDED JUNE 30, 2022:

•	Revenue of $2.6 million, a decrease of 23.6% compared to the same period in the prior year.

•	Operating expenses of $5.5 million, a decrease of 13.0% compared to the same period in the prior year.

•	Net loss of $2.9 million, or $0.22 per share, compared to $3.2 million, or $0.28 per share, for the same period in the prior year.

•	Cash used by operations of $5.2 million compared to $3.4 million for the same period in the prior year.

THE CEO’S COMMENTS

“Our overall sales and results for the second quarter of 2022 were below expectations and were impacted by the fact that customers in several of our key markets, particularly Asia, are still being affected by lock-downs associated with the COVID-19 pandemic. Many of our customers are also having to navigate supply chain constraints due to a shortage of semiconductor components and other issues they are faced with in the current economic climate, slowing their product sales, and in some cases their development and launches of new products, which affects our business negatively,” said Dr. Urban Forssell, Neonode's CEO.

“Our products business continues to develop and we are seeing a growing interest in our Touch Sensor Modules (“TSM”) from elevator customers and interactive kiosk manufacturers in the transportation, retail, hospitality, and medical segments. To date we have had the best traction in Japan and South Korea, but other markets such as China, Western Europe, and North America are also showing potential. Together with our distributors and value-added resellers we continue to work to expand the TSM business and increase our sales volumes,” continued Dr. Forssell.

“In our efforts to re-vitalize our licensing business we focus on automotive OEM and tier 1 customers, and we are encouraged by the interest we are seeing for our object detection, gesture sensing and driver and in-cabin monitoring solutions. Short- and medium-term the revenue potential is sales of non-recurring engineering services in application development projects linked to new vehicle platforms. These projects pave the way for increased license revenues in the medium- and long-term when vehicles based on the new platforms start being produced. We continue to execute on our strategy and remain optimistic about the potential to grow this business in the coming years,” concluded Dr. Forssell.

FINANCIAL OVERVIEW FOR THE THREE MONTHS ENDED JUNE 30, 2022

Net revenues for the quarter ended June 30, 2022 were $1.3 million, a 26.3% decrease compared to the same period in 2021. For the 2022 period, license revenues were $1.0 million, a decrease of 29.8% compared to the same period in 2021. The decrease is primarily the result of component shortages within the printer and automotive markets related to the COVID-19 pandemic, which in turn impacted our license revenues for the second quarter of 2022.

Revenues from product sales during the second quarter were $0.2 million, a decrease of 39.3% compared to the same period in 2021. In the first half of 2021 several early adopters of our technology developed and launched retrofit solutions, which affected our TSM sales positively during this period. However, our product sales for the second quarter of 2022 continue to be negatively impacted by COVID-19 driven lock-downs in Asia and we are also affected by the comparatively long development and launch periods, often 12 to 18 months, or longer, for customer new equipment solutions, which slow down our sales growth.

Gross margin related to products was 55.7% for the second quarter of 2022 compared to 38.7% for the same period in 2021.

Our operating expenses decreased 13.7% for the second quarter of 2022 compared to the same period in 2021, primarily due to lower staff expenses and depreciation and amortization.

Net loss attributable to Neonode for the three months ended June 30, 2022 was $1.5 million, or $0.11 per share, compared to a net loss of $1.7 million, or $0.14 per share, for the same period in 2021. Cash used by operations was $2.9 million in the second quarter compared to $1.4 million for the same period in 2021. The increase is primarily the result of increased inventory to secure our future product deliveries.

Cash and accounts receivable totaled $13.5 million and working capital was $16.4 million as of June 30, 2022 compared to $18.7 million and $19.1 million as of December 31, 2021, respectively.

For more information, please contact:

Chief Financial Officer

Fredrik Nihlén

E-mail: fredrik.nihlen@neonode.com

Phone: +46 703 97 21 09

Chief Executive Officer

Urban Forssell

E-mail: urban.forssell@neonode.com

Phone: +46 734 10 03 59

About Neonode

Neonode Inc. (NASDAQ:NEON) is a publicly traded company, headquartered in Stockholm, Sweden and established in 2001. The company provides advanced optical sensing solutions for contactless touch, touch, gesture control, and in-cabin monitoring. Building on experience acquired during years of advanced R&D and technology licensing, Neonode’s technology is currently deployed in more than 80 million products and the company holds more than 100 patents worldwide. Neonode’s customer base includes some of the world’s best-known Fortune 500 companies in the consumer electronics, office equipment, automotive, elevator, and self-service kiosk markets.

NEONODE and the NEONODE logo are trademarks of Neonode Inc. registered in the United States and other countries.

For further information please visit www.neonode.com

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Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to our expectations for growth and the growing demand for our products, future performance or future events. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors include risks related to our reliance on the ability of our customers to design, manufacture and sell their products with our touch technology, the length of a customer’s product development cycle, our dependence and our customers’ dependence on suppliers, the global economy generally and other risks discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the SEC from time to time, including Neonode’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

NEONODE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	June 30,	December 31,
	2022	2021
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash	$12,426	$17,383
Accounts receivable and unbilled revenues, net	1,095	1,293
Inventory	4,400	2,520
Prepaid expenses and other current assets	536	836
Total current assets	18,457	22,032

Property and equipment, net	351	376
Operating lease right-of-use assets, net	306	584
Total assets	$19,114	$22,992

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$279	$776
Accrued payroll and employee benefits	1,052	1,037
Accrued expenses	392	371
Contract liabilities	112	106
Current portion of finance lease obligations	133	258
Current portion of operating lease obligations	134	425
Total current liabilities	2,102	2,973

Finance lease obligations, net of current portion	81	65
Operating lease obligations, net of current portion	70	117
Total liabilities	2,253	3,155

Commitments and contingencies

Stockholders’ equity:
Common stock, 25,000,000 shares authorized, with par value of $0.001; 13,579,952 and 13,575,952 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	14	14
Additional paid-in capital	226,964	226,880
Accumulated other comprehensive loss	(334)	(408)
Accumulated deficit	(205,536)	(202,608)
Total Neonode Inc. stockholders’ equity	21,108	23,878
Noncontrolling interests	(4,247)	(4,041)
Total stockholders’ equity	16,861	19,837
Total liabilities and stockholders’ equity	$19,114	$22,992

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Revenues:
License fees	$953	$1,358	$2,057	$2,653
Products	210	346	357	701
Non-recurring engineering	104	16	171	31
Total revenues	1,267	1,720	2,585	3,385

Cost of revenues:
Products	93	212	144	482
Non-recurring engineering	17	9	26	16
Total cost of revenues	110	221	170	498

Total gross margin	1,157	1,499	2,415	2,887

Operating expenses:
Research and development	1,146	1,379	2,169	2,521
Sales and marketing	644	769	1,260	1,557
General and administrative	1,053	1,147	2,063	2,234

Total operating expenses	2,843	3,295	5,492	6,312
Operating loss	(1,686)	(1,796)	(3,077)	(3,425)

Other income (expense):
Interest expense	(4)	(3)	(6)	(8)
Other income	21	-	21	-
Total other income (expense)	17	(3)	15	(8)

Loss before provision for income taxes	(1,669)	(1,799)	(3,062)	(3,433)

Provision for income taxes	28	37	72	73
Net loss including noncontrolling interests	(1,697)	(1,836)	(3,134)	(3,506)
Less: Net loss attributable to noncontrolling interests	149	179	206	281
Net loss attributable to Neonode Inc.	$(1,548)	$(1,657)	$(2,928)	$(3,225)

Loss per common share:
Basic and diluted loss per share	$(0.11)	$(0.14)	$(0.22)	$(0.28)
Basic and diluted – weighted average number of common shares outstanding	13,578	11,504	13,577	11,504

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net loss	$(1,697)	$(1,836)	$(3,134)	$(3,506)

Other comprehensive income (loss):
Foreign currency translation adjustments	41	56	74	(110)
Comprehensive loss	(1,656)	(1,780)	(3,060)	(3,616)
Less: Comprehensive loss attributable to noncontrolling interests	149	179	206	281
Comprehensive loss attributable to Neonode Inc.	$(1,507)	$(1,601)	$(2,854)	$(3,335)

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands)

(Unaudited)

For the Quarter to Date periods ended June 30, 2021 through June 30, 2022

	Common Stock Shares Issued	Common Stock Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Neonode Inc. Stockholders’ Equity	Noncontrolling Interests	Total Stockholders’ Equity
Balances, December 31, 2020	11,504	$12	$211,663	$(404)	$(196,158)	$15,113	$(3,223)	$11,890
Stock-based compensation	-	-	23	-	-	23	-	23
Foreign currency translation adjustment	-	-	-	(166)	-	(166)	-	(166)
Net loss	-	-	-	-	(1,568)	(1,568)	(102)	(1,670)
Balances, March 31, 2021	11,504	$12	$211,686	$(570)	$(197,726)	$13,402	$(3,325)	$10,077
Stock-based compensation	-	-	22	-	-	22	-	22
Foreign currency translation adjustment	-	-	-	56	-	56	-	56
Net loss	-	-	-	-	(1,657)	(1,657)	(179)	(1,836)
Balances, June 30, 2021	11,504	$12	$211,708	$(514)	$(199,383)	$11,823	$(3,504)	$8,319
Issuance of common stock under the ATM, net	94	-	593	-	-	593	-	593
Stock-based compensation	13	-	46	-	-	46	-	46
Foreign currency translation adjustment	-	-	-	(37)	-	(37)	-	(37)
Net loss	-	-	-	-	(1,721)	(1,721)	(135)	(1,856)
Balances, September 30, 2021	11,611	$12	$212,347	$(551)	$(201,104)	$10,704	$(3,639)	$7,065
Issuance of shares for cash, net of offering costs	1,950	2	14,467	-	-	14,469	-	14,469
Stock-based compensation	15	-	66	-	-	66	-	66
Foreign currency translation adjustment	-	-	-	143	-	143	-	143
Net loss	-	-	-	-	(1,504)	(1,504)	(402)	(1,906)
Balances, December 31, 2021	13,576	$14	$226,880	$(408)	$(202,608)	$23,878	$(4,041)	$19,837
Stock-based compensation	-	-	39	-	-	39	-	39
Foreign currency translation adjustment	-	-	-	33	-	33	-	33
Net loss	-	-	-	-	(1,380)	(1,380)	(57)	(1,437)
Balances, March 31, 2022	13,576	$14	$226,919	$(375)	$(203,988)	$22,570	$(4,098)	$18,472
Stock-based compensation	4	-	45	-	-	45	-	45
Foreign currency translation adjustment	-	-	-	41	-	41	-	41
Net loss	-	-	-	-	(1,548)	(1,548)	(149)	(1,697)
Balances, June 30, 2022	13,580	$14	$226,964	$(334)	$(205,536)	$21,108	$(4,247)	$16,861

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six months ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss (including noncontrolling interests)	$(3,134)	$(3,506)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	84	45
Depreciation and amortization	87	376
Amortization of operating lease right-of-use assets	224	259
Recoveries of bad debt	(79)	-
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue, net	253	511
Inventory	(2,312)	(880)
Prepaid expenses and other current assets	232	481
Accounts payable and accrued expenses	(287)	(343)
Deferred revenues	12	(6)
Operating lease obligations	(294)	(342)
Net cash used in operating activities	(5,214)	(3,405)

Cash flows from investing activities:
Purchase of property and equipment	(47)	(67)
Net cash used in investing activities	(47)	(67)

Cash flows from financing activities:
Principal payments on finance lease obligations	(99)	(295)
Net cash used in financing activities	(99)	(295)

Effect of exchange rate changes on cash	403	(95)

Net decrease in cash	(4,957)	(3,862)
Cash at beginning of period	17,383	10,473
Cash at end of period	$12,426	$6,611

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$2	$73
Cash paid for interest	$6	$8

Supplemental disclosure of non-cash investing and financial activities:
Property and equipment obtained in exchange for lease obligations	$24	$-